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                                                               EXHIBIT 99.T3E.4


                         THE HALLWOOD GROUP INCORPORATED

                               --------------------

                                OFFER TO EXCHANGE

                   8.5% COLLATERALIZED SUBORDINATED DEBENTURES
                                DUE JULY 31, 2005

                                       FOR

                7% COLLATERALIZED SENIOR SUBORDINATED DEBENTURES
                                DUE JULY 31, 2000

                               --------------------

                     PURSUANT TO THE EXCHANGE OFFER CIRCULAR
                         DATED _____________ ___, 1998.

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THE EXCHANGE OFFER, WILL EXPIRE AT 5:00 P.M., BOSTON, MASSACHUSETTS TIME, ON
________________ ___,1998, UNLESS EXTENDED THE "EXPIRATION DATE").
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To Our Clients:

         Enclosed for your consideration is the Exchange Offer Circular Dated ________, 1998 (the "Exchange Offering Circular") of The Hallwood Group Incorporated, a Delaware corporation (the "Company"), and the related Letter of Transmittal (the "Letter of Transmittal"), as each may be supplemented or amended from time to time (which, collectively, constitute the "Exchange Offer"), pursuant to which the Company is (i) offering to exchange up to $20,555,443 aggregate principal amount of its 7% Collateralized Senior Subordinated Debentures due July 31, 2000 (the "Existing Debentures") for 8.5% Collateralized Subordinated Debentures due July 31, 2005 (the "New Collateralized Debentures") held by registered holders (as reflected on the books and records of the Old Indenture Trustee, as defined in the Exchange Offering Circular). Capitalized terms used herein without definition are used as defined in the Exchange Offering Circular.

         We are the registered holder of Existing Debentures held for your account. A tender of such Existing Debentures for exchange may be made only by us as the registered holder thereof pursuant to the terms of the Exchange Offer, and then, only pursuant to your instructions. The Letter of Transmittal (THE YELLOW Documents included herewith) are furnished to you for your information only and cannot be used by you to tender Existing Debentures held by us for your account. Alternatively, you may request that we effect a transfer of registered ownership to you of the Existing Debentures held by us for your account so that you may directly tender such debentures for exchange, which will take time. Should you not wish us to effect a transfer, we request your instructions as to whether you wish us to tender the Existing Debentures held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offering Circular and the Letter of Transmittal. WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE CONVEYING YOUR INSTRUCTIONS TO US. Your instructions to us should be forwarded as promptly as possible in order to permit us to tender any or all of your Existing Debentures on your behalf by the Expiration Date and otherwise in accordance with the provisions of the Exchange Offer.

         Tendering holders of Existing Debentures will not be entitled to receive accrued interest on Existing Debentures tendered and accepted for exchange from the date of the last interest payment (i.e., ___________ ___, 199__).



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         Holders who tender their Existing Debentures for exchange also will be deemed to have waived any defaults and their consequences under the indenture governing the Existing Debentures or Existing Debentures, except for a default in the payment of the principal of, or interest on, any Existing Debentures tendered and accepted for exchange. No such waiver or other action shall impair the rights of any holder of any Existing Debentures not tendered or accepted for exchange.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., BOSTON, MASSACHUSETTS TIME, ON _____________ ___, 1998, UNLESS EXTENDED. SUBJECT TO THE TERMS OF THE EXCHANGE OFFER, EXISTING DEBENTURES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         If you wish to have us tender any or all of your Existing Debentures for exchange, please so instruct us by completing, detaching and returning to us the instruction form set forth below. In completing the instruction form, you must, at a minimum, complete the appropriate column (1) thereof and sign where indicated. If only that column is completed, we will tender all Existing Debentures listed in column (1) on your behalf. If you wish to tender less than all of such Existing Debentures for exchange, the appropriate column (2) must be completed. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.



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                                INSTRUCTION FORM

         The undersigned acknowledges(s) receipt of your letter, the enclosed Exchange Offering Circular and the related Letter of Transmittal in connection with the Exchange Offer. In order for you to make certain representations, warranties and acknowledgments to the Company as set forth in the Letter of Transmittal, the undersigned hereby represents, warrants and acknowledges to you that the representations, warranties and acknowledgments set forth in the Letter of Transmittal are true and correct with respect to the undersigned.

         This will instruct you to tender the Existing Debentures indicated below for exchange or purchase for the account of the undersigned.


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               Existing Debentures that are to be
                     tendered for exchange:
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              (1)                               (2)                                    SIGN HERE

       AGGREGATE PRINCIPAL                PRINCIPAL AMOUNT                   ---------------------------------
             AMOUNT                           TENDERED                                Signature(s)

                                                                             ---------------------------------
    $                                 $                                            Name (Please Print)
     ------------------------          ------------------------

                                                                             ---------------------------------
                                                                             Name (if more than one holder)

                                                                             ---------------------------------
                                                                                         Address

                                                                             ---------------------------------
                                                                                        Zip Code

                                                                             ---------------------------------
                                                                               Area Code and Telephone No.

                                                                      Dated:
                                                                             ---------------------------------
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

                     THIS FORM MUST BE SENT TO YOUR NOMINEE.
        DO NOT SEND THIS FORM TO THE EXCHANGE AGENT, THE COMPANY, THE OLD
                 INDENTURE TRUSTEE OR THE NEW INDENTURE TRUSTEE.



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